Exhibit 99.1

News Release

Investor Contacts:

Michael Khorassani

IR@Taronisfuels.com

Taronis Fuels Completes $6.7 Million Financing

Transaction Augments Working Capital for Planned US Expansion

PHOENIX, AZ – August 10, 2020 – Taronis Fuels, Inc., (“Taronis” or “the Company”) (OTCQB: TRNF), a global producer of renewable and socially responsible fuel products, today announced the closing of a $6.7 million senior subordinated convertible note, which can be increased to $7.3 million until September 15, 2020. The note is for 12 months, and is convertible at $0.09. Joseph Gunnar, a New York based investment bank, acted as the sole placement agent for the financing.

“This is a key milestone for the Company as we look to accelerate our business plans in the second half of 2020,” commented Scott Mahoney, CEO of Taronis Fuels. “Domestically, we have already expanded into six new markets in the first half of the year, and we expect to add an additional twelve new markets before year end. Our combined retail and wholesale model is generating strong financial results, and we want to accelerate this model as much as possible under the current market conditions.”

Mr. Mahoney continued, “Many of our competitors have pulled back during the COVID-19 pandemic, and we benefitted by being highly opportunistic. We have recently enjoyed meaningful success winning increasingly larger clients in many of our markets, and we want to further capitalize on our momentum and success.”

“In addition, we expect to begin to deploy capital resources at scale for our international expansion initiatives. We plan to manufacture up to ten 300KW Venturi plasma arc gasification units for deployment into three separate markets. Some of these units will be earmarked for outright sale, and some will be retained for operation through our European wholly owned subsidiaries and through promising new partnership opportunities. We are excited to see our international efforts progress to revenue generating operations in the coming months,” concluded Mr. Mahoney.

About Taronis Fuels, Inc.

Taronis Fuels, Inc. is a global producer of renewable and socially responsible fuel products. Our goal is to deliver environmentally sustainable, technology driven alternatives to traditional fossil fuel and carbon-based economy products. We believe our products offer a vastly cleaner solution to legacy acetylene and propane alternatives.

Taronis is also dedicated to providing fundamentally safer solutions to meet the industrial, commercial and residential needs of tomorrow’s global economy. Our products have been rigorously tested and independently validated by global gas authorities as vastly safer than acetylene, the most dangerous industrial gas in use today.

Lastly, we strive to deliver products that offer significant function superiority at a reduced cost to the end consumer. Through these efforts, we support 9 of the 17 United Nations Sustainable Development Goals. For more information, please visit our website at www.taronisfuels.com/

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.